                                                                      EXHIBIT 99

                         FORM 3 JOINT FILER INFORMATION

Names of Joint Filers:
Canaan IX L.P.
Canaan Partners IX LLC

Address of Joint Filers:
c/o Canaan Partners
285 Riverside Avenue, Suite 250
Westport, CT 06880

Designated Filer:
Canaan IX L.P.

Issuer and Ticker Symbol:
Arvinas, Inc. [ARVN]

Date of Event:
September 26, 2018

Signatures of Joint Filers:
Canaan IX L.P.

By: Canaan Partners IX LLC, its General Partner
   By: /s/ Nancy Levenson
        ------------------------------
        Attorney-in-Fact

Canaan Partners IX LLC

 By: /s/ Nancy Levenson
        ------------------------------
        Attorney-in-Fact